Red Mountain Resources, Inc. 8-K/A

EXHIBIT 99.2

RED MOUNTAIN RESOURCES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information reflects the historical results of Red Mountain Resources, Inc. (“Red Mountain”) as adjusted on a pro forma basis to give effect to Red Mountain’s consolidation with Cross Border Resources, Inc. (“Cross Border”).

On January 28, 2013, Red Mountain acquired 5,091,210 shares of common stock of Cross Border from a limited number of stockholders of Cross Border in exchange for the issuance of 10,182,420 shares of common stock of Red Mountain (the “Acquisition”). This acquisition was a step-acquisition in which Red Mountain acquired an additional 31% of Cross Border’s outstanding common stock, increasing Red Mountain’s ownership of Cross Border’s outstanding common stock from 47% to 78%.  Prior to January 28, 2013, Red Mountain accounted for its investment in Cross Border as an equity method investment.  After January 28, 2013, Red Mountain consolidates Cross Border.

Red Mountain’s fiscal year ends on May 31, and Cross Border’s fiscal year ends on December 31.

The unaudited pro forma combined balance sheet was derived from the unaudited November 30, 2012 balance sheet of Red Mountain and the audited December 31, 2012 balance sheet of Cross Border.  The pro forma combined balance sheet assumes the Acquisition occurred on November 30, 2012 for Red Mountain and December 31, 2012 for Cross Border.

The unaudited pro forma combined statement of operations for the twelve months ended May 31, 2012  was derived from the audited statement of operations of Red Mountain for the fiscal year ended May 31, 2012 and the unaudited statement of operations of Cross Border for the twelve months ended June 30, 2012.  Cross Border’s unaudited statement of operations for the twelve months ended June 30, 2012 was derived by using its audited results for the fiscal year ended December 31, 2011 and deducting its unaudited results for the interim six-month period ended June 30, 2011 and adding its unaudited results for the interim six-month period ended June 30, 2012.

The interim unaudited pro forma combined statement of operations for the six months ended November 30, 2012 was derived from the unaudited statement of operations for Red Mountain for the six months ended November 30, 2012 and the unaudited statement of operations for Cross Border for the six months ended December 31, 2012. Cross Border’s results for the six months ended December 31, 2012 were derived by using its audited results for the year ended December 31, 2012 and deducting its unaudited results for the interim six-month period ended June 30, 2012.

The pro forma statements of operations reflect the Acquisition and related events as if they occurred on June 1, 2011 and 2012 for purposes of the statement of operations for the year ended May 31, 2012 and the six months ended November 30, 2012 for Red Mountain, respectively, and January 1, 2012 and July 1, 2012 for the year ended May 31, 2012 and the six months ended November 30, 2012 for Cross Border, respectively.

Red Mountain recorded the purchase price as follows:

Purchase Price:
Fair value of 20,542,009 Red Mountain shares exchanged for Cross Border common stock	$18,282,388
Cash acquisition of Cross Border common stock	$3,491,793
Acquisition of Cross Border note payable and accrued interest	$697,039
Total consideration paid	$22,471,220

Add: Estimated Fair Value of Liabilities Assumed:
Accounts payable	$4,608,926
Asset retirement obligations	3,329,192
Environmental liability	2,100,000
Line of credit	8,750,000
Creditors payable	1,352,783
Accrued expense and other liabilities	114,692
Amount attributable to liabilities assumed	20,255,593
Noncontrolling interest	6,358,594
Total purchase price	$49,085,407

Estimated Fair Value of Net Assets Acquired:
Cash	$279,233
Accounts receivable	3,147,226
Prepaid and other current assets	450,615
Derivative assets	34,976
Other property and equipment	51,726
Proven oil and gas assets	19,959,000
Unproven oil and gas assets	25,108,307
Other long-term assets	54,324
Amount attributable to net assets acquired	$49,085,407

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results of Red Mountain and Cross Border following the Acquisition. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the Acquisition, nor do they include any potential revenue or earnings enhancements that may be achieved with the combined capabilities of the companies.

Assumptions and estimates underlying the unaudited adjustments to the pro forma financial statements (the “pro forma adjustments”) are described in the accompanying notes to the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented, as described further in the accompanying notes.

These unaudited pro forma combined financial statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transactions been in effect on the dates or for the periods indicated or of results that may occur in the future. The pro forma financial statements should be read in conjunction with (1) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in Red Mountain’s Annual Report on Form 10-K for the fiscal year ended May 31, 2012 and in Red Mountain’s Quarterly Report on Form 10-Q for the quarters ended November 30, 2012 and 2011, and (2) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are set forth in Cross Border’s Annual Report on Form 10-K for the year ended December 31, 2012, and in Cross Border’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and 2011.

RED MOUNTAIN RESOURCES, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
November 30, 2012
(in thousands)
(unaudited)

	Red Mountain Resources, Inc. November 30, 2012	Cross Border Resources, Inc. December 31, 2012	Pro Forma Adjustments		Pro Forma Combined

Assets

Current Assets:
Cash and cash equivalents	$382	$242	$—		$624
Restricted cash	227	—	—		227
Accounts receivable - oil and gas	409	3,195	—		3,604
Accounts receivable - other	326	—	—		326
Accounts receivable - related party	209	—	(204)	(A)	5
Derivative asset - current portion	—	236	—		236
Current tax asset	—	22	—		22
Debt issuance costs	145	—	—		145
Prepaid expenses and other current assets	231	465	—		696
Total current assets	1,929	4,160	(204)		5,885

Long-Term Investments:
Equity method investment in Cross Border Resources, Inc.	11,877	—	10,569	(B)	—
			(22,446)	(C)
Investment in Cross Border Resources, Inc. warrants	827	—	(827)	(D)	—
Debentures - held to maturity	830	—	—		830

Oil and Natural Gas Properties, Successful Efforts Accounting:
Proved properties	25,533	44,046	(24,086)	(E)	45,493
Unproved properties	2,410	4,202	20,906	(E)	27,518
Other property and equipment	639	130	(77)	(E)	692
Less accumulated depreciation, depletion, amortization and impairment	(6,401)	(16,096)	16,096	(E)	(6,401)
Oil and natural gas properties, net	22,181	32,282	12,839		67,302

Other Assets:
Security deposit and other assets	299	—	—		299
Deferred financing costs, net of accumulated amortization	—	101	(101)	(F)	—
Derivative asset, net of current portion	—	55	—		55
Other assets	—	54	—		54

Total Assets	$37,943	$36,652	$(170)		$74,425

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$4,684	$4,227	$—		$8,911
Accounts payable - related party	4	215	(215)	(A)	4
Revenues payable	978	—	—		978
Accrued expenses	932	192	(131)	(G)	993
Derivative liability	209	—	—		209
Line of credit	1,556	—	—		1,556
Convertible notes payable, net of discount of $990	6,527	—	—		6,527
Creditors payable - current portion	—	758	—		758
Deferred tax liability	—	22	—		22
Asset retirement obligations - current portion	—	452	—		452
Environmental liability - current portion	—	860	—		860
Notes payable - current portion	2,760	764	(764)	(G)	2,760
Total current liabilities	17,650	7,490	(1,110)		24,030

Long-Term Liabilities:
Environmental liability, net of current portion	—	1,240	—		1,240
Line of credit	—	8,750	—		8,750
Stock issuance liability	100	—	—		100
Creditors payable, net of current portion	—	595	—		595
Asset retirement obligations, net of current portion	833	2,865	—		3,698
Total Liabilities	18,583	20,940	(1,110)		38,413

Commitments and Contingencies

Stockholders' Equity:
Common stock	1	16	(16)	(H)	1
Additional paid-in capital	36,385	32,771	11	(A)	46,678
			10,569	(B)
			(28,805)	(C)
			(827)	(D)
			12,839	(E)
			(101)	(F)
			895	(G)
			16	(H)
			(17,075)	(I)
Noncontrolling interest	—	—	6,359	(C)	6,359
Accumulated deficit	(17,026)	(17,075)	17,075	(I)	(17,026)
Total stockholders' equity	19,360	15,712	940		36,012

Total Liabilities and Stockholders' Equity	$37,943	$36,652	$(170)		$74,425

See notes to unaudited pro forma combined financial statements

RED MOUNTAIN RESOURCES, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Twelve Months Ended May 31, 2012
(in thousands)
(unaudited)

	Red Mountain Resources, Inc. Twelve Months Ended May 31, 2012	Cross Border Resources, Inc. Twelve Months Ended June 30, 2012	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Oil and natural gas sales	$6,325	$11,371	$—		$17,696

Operating Expenses:
Exploration expense	265	49	—		314
Production taxes	403	814	—		1,217
Lease operating expenses	943	1,899	—		2,842
Natural gas transportation and marketing expenses	170	10	—		180
Depreciation, depletion, amortization and impairment	5,149	4,345	(1,929)	(J)	7,565
Accretion of discount on asset retirement obligation	44	66	—		110
General and administrative expense	6,165	3,924	(555)	(K)	9,534
Total operating expense	13,139	11,107	(2,484)		21,762
Income (Loss) from Operations	(6,814)	264	2,484		(4,066)

Other Income (Expense):
Change in fair value of warrant liability	(763)	—	—		(763)
Bond issuance amortization	—	(200)	—		(200)
Gain on derivatives	—	844	—		844
Unrealized gain on investment in Cross Border Resources, Inc. warrants	282	—	(282)	(D)	—
Equity in losses of Cross Border Resources, Inc.	(316)	—	316	(C)	—
Interest expense	(2,097)	(481)	77	(G)	(2,501)
Loss on note receivable	(2,725)	—	—		(2,725)
Interest and other income	1	203	—		204
Total Other Income (Expense)	(5,618)	366	111		(5,141)
Income (Loss) Before Income Taxes	$(12,432)	$630	$2,595		$(9,207)
Income tax provision	—	—	—		—
Net income (loss)	$(12,432)	$630	$2,595		$(9,207)
Basic and diluted net earnings (loss) per common share	$(0.17)	$0.04			$(0.11)
Basic and diluted weighted average common shares outstanding	73,775	16,173	(435)	(L)	89,513

See notes to unaudited pro forma combined financial statements

RED MOUNTAIN RESOURCES, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
Six Months Ended November 30, 2012
(in thousands)
(unaudited)

	Red Mountain Resources, Inc. Six Months Ended November 30, 2012	Cross Border Resources, Inc. Six Months Ended December 31, 2012	Pro Forma Adjustments		Pro Forma Combined

Revenue:
Oil and natural gas sales	$2,454	$7,060	$—		$9,514

Operating Expenses:
Exploration expense	31	—	—		31
Production taxes	103	642	—		745
Lease operating expenses	565	1,301	—		1,866
Natural gas transportation and marketing expenses	59	144	—		203
Depletion, depreciation, amortization, accretion and impairment	1,998	4,993	(3,136)	(J)	3,855
Environmental liability	—	2,100	—		2,100
Accretion of discount on asset retirement obligation	30	61	—		91
General and administrative expense	4,099	618	(125)	(K)	4,592
Total operating expense	6,885	9,859	(3,261)		13,483
Loss from Operations	(4,431)	(2,799)	3,261		(3,969)

Other Income (Expense):
Bond issuance amortization	—	(59)	—		(59)
Change in fair value of derivative liability	92	(387)	—		(295)
Unrealized loss on investment in Cross Border Resources, Inc. warrants	(692)	—	692	(D)	—
Equity in losses of Cross Border Resources, Inc.	(431)	—	431	(C)	—
Interest expense	(1,437)	(278)	49	(G)	(1,666)
Unrealized loss on debentures	(48)	—	—		(48)
Interest and other expense	—	(6)	—		(6)
Total Other Expense	(2,516)	(730)	1,172		(2,074)
Loss Before Income Taxes	$(6,947)	$(3,529)	$4,433		$(6,043)
Income tax provision	—	—	—		—
Net loss	$(6,947)	$(3,529)	$4,433		$(6,043)
Basic and diluted net loss per common share	$(0.08)	$(0.22)	—		$(0.06)
Basic and diluted weighted average common shares outstanding	89,045	16,158	(4,055)	(M)	101,148

See notes to unaudited pro forma combined financial statements

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined financial statements of Red Mountain were prepared using the acquisition method of accounting as set forth under applicable Financial Accounting Standards Board (“FASB”) accounting guidance for business combinations. Under this guidance, Red Mountain is the acquirer. The pro forma information is based on the historical financial statements of Red Mountain and Cross Border.

The pro forma adjustments represent management’s estimates based on information available as of the time this document was prepared and are subject to revision as additional information becomes available and additional analyses are performed. The pro forma financial statements do not reflect the impact of possible revenue or earnings enhancements, cost savings from operating efficiencies or synergies, or asset dispositions. Also, the pro forma financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Acquisition that are not expected to have a continuing impact.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The accompanying unaudited pro forma combined financial statements have been prepared as if the Acquisition was completed on (1) November 30, 2012 for Red Mountain and December 31, 2012 for Cross Border for balance sheet purposes and (2) June 1, 2011 for Red Mountain and January 1, 2012 for Cross Border for statements of operations purposes. The accompanying unaudited pro forma combined financial statements reflect the following pro forma adjustments:

A.	To eliminate intercompany receivables and payables. Cross Border owed Red Mountain $204,479 and $215,495 as of December 31, 2012 and November 30, 2012, respectively.

B.
To record 11,996,710 shares of common stock of Red Mountain, valued at $10,569,282, based on the closing price on the Over the Counter Bulletin Board (the “OTCBB”) on the dates of issuance, that were issued to acquire shares of Cross Border common stock from December 1, 2012 through the closing of the Acquisition.

C.
To eliminate Red Mountain’s equity method investment in outstanding shares of common stock of Cross Border and equity method losses for the fiscal year ended May 31, 2012 and the six months ended November 30, 2012. To record minority interest for the 22% of Cross Border’s outstanding common stock not owned by Red Mountain as of January 28, 2013 (the “Minority Interest”). The Minority Interest was valued at $6,358,594 based on the fair value of Cross Border’s outstanding common stock on January 28, 2013.

D.
To eliminate Red Mountain’s investment in warrants to acquire common stock of Cross Border at November 30, 2012 and the change in fair value during the fiscal year ended May 31, 2012 and the six months ended November 30, 2012.

E.	To record adjustments to the fair value of the oil and natural gas properties and other property and equipment acquired.

F.	To eliminate Cross Border’s $101,045 of deferred debt financing costs at December 31, 2012.

G.
To eliminate Cross Border’s subordinated debt and accrued interest thereon held by Red Mountain as of December 12, 2012 and interest expense for the twelve months ended June 30, 2012 and the six months ended December 31, 2012.

H.	Adjustment to reduce the combined common stock to par value of Red Mountain shares outstanding after the Acquisition.

I.	To eliminate Cross Border’s accumulated deficit.

J.
Pro forma depletion expense gives effect to the Acquisition which required the application of purchase accounting.  The expense was calculated using estimated proved reserves as of the beginning of the period, production for the applicable period, and the fair value of the purchase price allocated to proved oil and gas properties.

K.	To eliminate transaction costs incurred by Red Mountain for the fiscal year ended May 31, 2012 and the six months ended November 30, 2012.

L.
Adjustment to basic and diluted weighted average common shares outstanding for the fiscal year ended May 31, 2012 to remove the shares of outstanding Cross Border common stock and to reflect the 15,738,002 shares of Red Mountain common stock that were issued to acquire shares of Cross Border common stock from June 1, 2012 to the date of the Acquisition.

M.
Adjustment to basic and diluted weighted average common shares outstanding for the six months ended November 30, 2012 to remove the shares of outstanding Cross Border common stock and to reflect the 11,996,710 shares of Red Mountain common stock that were issued to acquire shares of Cross Border common stock from December 1, 2012 to the date of the Acquisition.

NOTE 3. PRO FORMA NET LOSS PER COMMON SHARE

Pro forma net loss per common share was determined by dividing the pro forma net loss by the weighted average number of common shares expected to be outstanding. All shares related to the Acquisition, as discussed in pro forma adjustment B, were assumed to have been outstanding since the beginning of each respective period presented.  There were no potentially dilutive shares for either statement of operations presented.

NOTE 4. SUPPLEMENTAL PRO FORMA COMBINED OIL AND NATURAL GAS RESERVE AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

The following unaudited supplemental pro forma oil and natural gas reserve tables present how the combined oil and natural gas reserves and standardized measure information of Red Mountain and Cross Border may have appeared had the Acquisition occurred on June 1, 2011. The supplemental pro forma combined oil and natural gas reserves and standardized measure information are for illustrative purposes only.

All of the reserves are located in the United States. Reserve estimates are based on the following:

(a) For Red Mountain Historical Results: as reported in its Annual Report on Form 10-K for the fiscal year ended May 31, 2012, based upon a reserve report prepared by the independent petroleum engineers of Forrest A. Garb & Associates, Inc. and Lee Engineering as of May 31, 2012;

(b) For Cross Border Historical Results: using the reserve report prepared as of December 31, 2012 by the independent petroleum engineers of Joe C. Neal & Associates, Cross Border mathematically “rolled back” reserve values to May 31, 2012, using actual sales volumes, prices, severance and production taxes, and lease operating expenses realized for each month between June 1, 2012 and December 31, 2012 (the “Rollback Data”). The sources of the Rollback Data are revenue and lease operating data for the relevant periods. This rollback of reserve volumes, revenues, taxes, and lease operating expenses for June 1, 2012 through December 31, 2012 was calculated by adding the Rollback Data for June 1, 2012 through December 31, 2012 to the volumes and values reported in the reserve report as of December 31, 2012.

Numerous uncertainties are inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents an estimate only and should not be construed as the current market value of the estimated oil and gas reserves reported below.

Estimated Pro Forma Combined Quantities of Proved Reserves

	Red Mountain Historical		Cross Border Historical		Total Pro Forma
	Oil (MBbl)	Gas (MMcf)	Oil (MBbl)	Gas (MMcf)	Oil (MBbl)	Gas (MMcf)
Proved reserves: (1)
As of May 31, 2011	844	10,450	1,577	2,391	2,421	12,841
Acquisitions	287	307	—	—	287	307
Revisions of previous estimates	(95)	(3,423)	(256)	(482)	(351)	(3,905)
Extensions and discoveries	—	—	169	289	169	289
Production	(36)	(843)	(89)	(216)	(125)	(1,059)
As of May 31, 2012	1,000	6,491	1,401	1,982	2,401	8,473

Proved developed reserves: (1)
As of May 31, 2011	2	4,479	353	1,667	355	6,145
As of May 31, 2012	158	4,365	788	1,384	946	5,749

Proved undeveloped reserves: (1)
As of May 31, 2011	842	5,971	1,224	725	2,066	6,696
As of May 31, 2012	842	2,126	613	598	1,455	2,724

(1)
Cross Border Historical and Total Pro Forma reserves include 100% of the reserve quantities attributable to Cross Border, a consolidated subsidiary of which Red Mountain owns 78% of its outstanding common stock.  The 22% interest in Cross Border’s outstanding common stock that is not owned by Red Mountain represents approximately 348 and 309 MBbls and 527 and 437 MMcf of proved reserves as of May 31, 2011 and May 31, 2012, respectively; 78 and 173 MBbls and 368 and 305 MMcf of proved developed reserves as of May 31, 2011 and May 31, 2012, respectively; and 270 and 135 MBbls and 160 and 132 MMcf of proved undeveloped reserves as of May 31, 2011 and May 31, 2012, respectively.

Pro Forma Combined Standardized Measure of Discounted Future Net Cash Flows

	Fiscal Year Ended May 31, 2012
(in thousands)	Red Mountain Historical	Cross Border Historical		Pro Forma Adjustments	Pro Forma
Future net cash flow	$117,238	$137,582		$—	$254,820
Future production cost	(27,017)	(50,322)		—	(77,339)
Future development cost	(27,457)	(23,264)		—	(50,721)
Future income tax	(19,578)	(16,865)		—	(36,443)
Undiscounted future net cash flow	43,186	47,131		—	90,317
10% annual discount for timing of cash flow	(28,485)	(22,893)		—	(51,378)
Standardized measure of discounted future net cash flow relating to proved oil and gas reserves	$14,701	$24,238	(1)	$—	$38,939	(1)

(1)
Cross Border Historical and Pro Forma standardized measure includes 100% of the standardized measure attributable to Cross Border, a consolidated subsidiary of which Red Mountain owns 78% of its outstanding common stock.  The 22% interest in Cross Border’s outstanding common stock that is not owned by Red Mountain represents approximately $5,346 of the standardized measure for the fiscal year ended May 31, 2012.

Pro Forma Combined Changes in the Standardized Measure of Discounted Future Net Cash Flows

	Fiscal Year Ended May 31, 2012
(in thousands)	Red Mountain Historical	Cross Border Historical		Pro Forma Adjustments	Pro Forma
Standardized measure at May 31, 2011	$35,311	$44,675	(1)	$—	$79,986	(1)
Sales of oil and gas produced, net of production costs	(4,979)	(8,629)		—	(13,608)
Net changes in sales and transfer prices and in production (lifting) costs related to future production	(1,004)	(4,041)		—	(5,045)
Purchases of reserves in place	4,352	—		—	4,352
Net changes in future development costs	(20,727)	(5,812)		—	(26,539)
Net changes due to extensions and discoveries	—	6,217		—	6,217
Development costs incurred during the year that reduced future development costs	—	(12,329)		—	(12,329)
Revisions of previous quantity estimates	(8,553)	(9,637)		—	(18,190)
Other	2,339	1,708		—	4,047
Accretion of discount	5,389	4,467		—	9,856
Change in income tax expense	2,573	7,619		—	10,192
Standardized measure at May 31, 2012	$14,701	$24,238	(1)	$—	$38,939	(1)

(1)
Cross Border Historical and Pro Forma standardized measure includes 100% of the standardized measure attributable to Cross Border, a consolidated subsidiary of which Red Mountain owns 78% of its outstanding common stock.  The 22% interest in Cross Border’s outstanding common stock that is not owned by Red Mountain represents approximately $9,855 and $5,346 of the standardized measure for the fiscal year ended May 31, 2011 and May 31, 2012, respectively.

Pro Forma Combined Capital Costs

Pro forma combined capitalized costs and accumulated depletion relating to Red Mountain and Cross Border’s oil and gas producing activities as of May 31, 2012 are summarized below:

	Red Mountain Historical	Cross Border Historical	Pro Forma Adjustments	Pro Forma Combined
(in thousands)
Unproved properties not being amortized	$2,617	$4,202	$—	$6,819
Proved properties being amortized	25,309	27,340	—	52,649
Accumulated depreciation, depletion and impairment	(4,756)	(8,828)	—	(13,584)
Net capitalized costs	$23,170	$22,714	$—	$45,884

Pro Forma Combined Acquisition, Exploration and Development Costs Incurred

Pro forma combined costs incurred in oil and gas property acquisition, exploration and development activities for the fiscal year ended May 31, 2012 are summarized below:

	Red Mountain Historical	Cross Border Historical	Pro Forma Adjustments	Pro Forma Combined
(in thousands)
Proved acreage	$2,786	$—	$—	$2,786
Unproved acreage	1,045	—	—	1,045
Development costs	15,929	12,329	—	28,258
Exploration expense	265	49	—	314
Total	$20,025	$12,378	$—	$32,403